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                                                                     Exhibit 4.1



                             BLYTH INDUSTRIES, INC.

                         1994 EMPLOYEE STOCK OPTION PLAN

                 (AMENDED AND RESTATED AS OF SEPTEMBER 8, 1999)

1.  PURPOSE OF THE PLAN.

    The purpose of the amended and restated BLYTH INDUSTRIES, INC. 1994 EMPLOYEE STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of Blyth Industries, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling officers and employees of the Company and any of its Subsidiaries to acquire shares of Common Stock, $.02 par value (the "Common Stock"), of the Company, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). For purposes of the Plan, the terms "Parent" and "Subsidiary" shall mean "Parent Corporation" and "Subsidiary Corporation", respectively, as such terms are defined in Sections 424(e) and (f) of the Code. Unless the context otherwise requires, any ISO or NSO shall hereinafter be referred to as an "Option".

    This amended and restated Plan amends Section 6(b)(i).


2.  ADMINISTRATION OF THE PLAN.

    (a)  STOCK OPTION COMMITTEE.

    So long as the Plan shall be required to comply with Rule 16b- 3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order to permit transactions pursuant to the Plan by officers and employee directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act, the Plan shall be administered by a committee (the "Committee") consisting of two or more directors appointed to such Committee from time to time by the Board of Directors of the Company (the "Board"), and each member of the Committee, at the effective date of his or her appointment to the Committee, shall be a "non-employee director" within the meaning of Rule 16b-3. The members of the Committee may be removed at any time either with or without cause by the Board. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term "Committee" shall, for all purposes of the Plan other than this Section 2, be deemed to refer to the Board if the Board is administering the Plan.

    (b)  PROCEDURES.

    The Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee; PROVIDED, HOWEVER, that if the Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing.

    (c)  INTERPRETATION.

    Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5(b)), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

3.  SHARES OF STOCK SUBJECT TO THE PLAN.

    (a)  NUMBER OF SHARES.

    Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 1,880,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are cancelled without having been fully exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or cancelled Options.

    (b)  CHARACTER OF SHARES.

    The shares of Common Stock issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued shares of Common Stock,
(ii) shares of Common Stock held in the Company's treasury or (iii) a combination of the foregoing.

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    (c)  RESERVATION OF SHARES.

    The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.  ELIGIBILITY.

    (a)  GENERAL.

    Options may be granted by the Committee under the Plan only to persons who are officers or employees (including directors who are officers or employees) of the Company or any of its Subsidiaries. Options granted under the Plan shall be, in the discretion of the Committee, either ISOs or NSOs. Notwithstanding the foregoing, Options may be conditionally granted to persons who are prospective employees of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that any such conditional grant of an ISO to a prospective employee shall, by its terms, become effective no earlier than the date on which such person actually becomes an employee.

    (b)  EXCEPTIONS.

    Notwithstanding anything contained in Section 4(a) to the contrary:

                           (i) no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries, if any, unless (A) the Option Price (as defined in Section 6(a)) of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of such shares and (B) such ISO, by its terms, is not exercisable after the expiration of five years from the date it is granted; and

                           (ii) no Option may be granted to a person (A) who has been appointed pursuant to Section 2(a) to serve on the Committee effective as of a future date at any time during the period from the date such appointment is made to the date such appointment is to become effective or (B) who is serving as a member of the Committee.

5.  GRANT OF OPTIONS.

    (a)  GENERAL.

    Options may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 12). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine:

                           (i) the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

                           (ii) the time or times at which Options shall be granted;

                           (iii) the number of shares subject to each Option;

                           (iv) the Option Price of the shares subject to each Option, which price shall be not less than the minimum specified in
         Section 4(b)(i) or 6(a) (as applicable); and

                           (v) the time or times when, or the occurrence of the event or events upon which, each Option shall become exercisable and the duration of the exercise period.

    (b)  OPTION AGREEMENTS.

    Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

    (c)  NO EVIDENCE OF EMPLOYMENT.

    Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

    (d)  DATE OF GRANT.

    The date of grant of an Option under the Plan shall be the date as of which the Committee approves the grant; PROVIDED, HOWEVER, that in the case of an ISO, the date of grant

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shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

6.  OPTION PRICE.

    (a)  GENERAL.

    Subject to Section 9, the price (the "Option Price") at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be determined by the Committee at the time the Option is granted; PROVIDED, HOWEVER, that in the case of an ISO (subject to Section 4(b)(i)) or an NSO, such Option Price shall in no event be less than 100% of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of such share of Common Stock; and PROVIDED FURTHER, HOWEVER, that, in the case of an Option granted effective on the Effective Date (as defined in Section 7(a)), such Option Price shall be the initial public offering price per share of the Common Stock.

    (b)  DETERMINATION OF FAIR MARKET VALUE.

    Subject to the requirements of Section 422 of the Code, for purposes of the Plan, the "Fair Market Value" of shares of Common Stock shall be equal to:

                           (i) if such shares are publicly traded, such price as may be determined based upon a reasonable method of fair market valuation using market quotations adopted in good faith by the Committee for any given grant or set of grants, provided such method of valuation is permitted by applicable law; or

                           (ii) if there is no public trading market for such shares, the fair value of such shares on the date of grant as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

    Anything contained in the Plan to the contrary notwithstanding, all determinations pursuant to Section 6(b)(ii) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse

    (c)  REPRICING OF NSOS.

    Subsequent to the date of grant of any NSO, the Committee may, at its discretion and with the consent of the Optionee, establish a new Option Price for such NSO so as to increase or decrease the Option Price of such NSO.

7.  EXERCISABILITY OF OPTIONS.

    (a)  COMMITTEE DETERMINATION.

    Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; PROVIDED, HOWEVER, that no Option granted under the Plan shall be exercisable during the 180-day period immediately following the effective date (the "Effective Date") of the registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the initial public offering of the Common Stock. Subject to the proviso of the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of such Option, accelerate the exercise date or dates of such Option.

    (b)  AUTOMATIC TERMINATION OF OPTION.

    The unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                           (i) the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4(b)(i), the fifth anniversary of the date on which such ISO is granted;

                           (ii) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement;

                           (iii) the effective date of a Corporate Transaction (as defined in Section 9(b)) to which Section 9(b)(ii) (relating to assumptions and substitutions of Options) does not apply; PROVIDED, HOWEVER, that an Optionee's right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such Corporate Transaction and ending on either the actual effective date of such Corporate Transaction or upon receipt of notice from the Company that such Corporate Transaction will not in fact occur; and

                           (iv) except to the extent permitted by Section 9(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

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    Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as such Optionee continues to be an officer or employee of the Company or one of its Subsidiaries.

    (c)  LIMITATIONS ON EXERCISE.

    Anything contained in the Plan to the contrary notwithstanding, an ISO granted under the Plan to an Optionee shall not be exercisable to the extent that the aggregate Fair Market Value on the date of grant of such ISO (as determined in accordance with Section 6(b)) of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000.

8.  PROCEDURE FOR EXERCISE.

    (a)  PAYMENT.

    At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

                           (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

                           (ii) stock certificates (in negotiable form) representing whole shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6(b) as if the date of exercise were the date of grant) equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

                           (iii) (x) by arrangements which are acceptable to the Committee whereby the Optionee delivers irrevocable instructions to a broker promptly to deliver to the Company the amount of sale proceeds from the sale of shares subject to the Option as is necessary to pay the Option Price and, unless otherwise allowed by the Committee, any applicable tax withholding obligation (provided that, in the case of an ISO, if this form of payment is approved by the Committee, and if this form of payment is utilized by the Optionee, a Disqualifying Disposition (as defined in Section 15 below) will be deemed to have occurred) or (y) in compliance with any other cashless exercise program authorized by the Company for use in connection with the Plan at the time of such exercise (provided that, in the case of an ISO, if this form of payment is approved by the Committee, and if this form of payment is utilized by the Optionee, a Disqualifying Disposition may be deemed to have occurred); or

                           (iv) a combination of the methods set forth in clauses (i) (ii) and (iii);

    (b)  NOTICE.

    An Optionee (or other person, as provided in Section 10(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall:

                           (i) state that the Optionee elects to exercise the Option;

                           (ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

                           (iii) state the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

                           (iv) state the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

                           (v) include any representations of the Optionee required pursuant to Section 10(a);

                           (vi) if the Option is exercised pursuant to Section 10(b) by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option; and

                           (vii) include such further provisions consistent with the Plan as the Committee may from time to time require.

    The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

    Within 30 days of the exercise of the Option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code.

    (c)  ISSUANCE OF CERTIFICATES.

    The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10(b)) for the

    Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising an Option in accordance with the provisions of
Section 10(b) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of a stock certificate pursuant to this Section 8(c).

9.  ADJUSTMENTS.

    (a)  CHANGES IN CAPITAL STRUCTURE

    Subject to Section 9(b), if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of stock with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made. Anything contained in the Plan to the contrary notwithstanding, in the case of ISOs, no adjustment under this Section 9(a) shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered the adoption of a new plan requiring stockholder approval.

    (b)  CORPORATE TRANSACTIONS.

    The following rules shall apply in connection with the dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation or a sale of all or substantially all of the assets of the Company to another person or entity (a "Corporate Transaction"):

                           (i) each holder of an Option outstanding at such time shall be given (A) written notice of such Corporate Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20-day period; PROVIDED, HOWEVER, that upon the effective date of a Corporate Transaction, all Options granted under the Plan not so exercised shall automatically terminate; and

                           (ii) anything contained in the Plan to the contrary notwithstanding, Section 9(b)(i) shall not be applicable if provision shall be made in connection with such Corporate Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such options; PROVIDED, HOWEVER, that in the case of ISOs, the Committee shall, to the extent not inconsistent with the best interests of the Company or its Subsidiaries (such best interests to be determined in good faith by the Committee in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h) of the Code and the regulations promulgated by the Treasury Department thereunder.

    (c)  SPECIAL RULES.

    The following rules shall apply in connection with Section 9(a) and (b) above:

                           (i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 9(a) or (b) shall be eliminated without consideration from the respective Options;

                           (ii) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

                           (iii) any adjustments referred to in Section 9(a) or
         (b) shall be made by the Committee in its sole discretion and shall be conclusive and binding on all persons holding Options granted under the Plan.


10. RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

    (a)  COMPLIANCE WITH SECURITIES LAWS.

    No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

    The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and
(ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
       UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

    (b)  NONASSIGNABILITY OF OPTION RIGHTS.

    No Option granted under the Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in the Option Agreement, by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

    (c)      MAXIMUM OPTION GRANT.

    The maximum number of shares of Common Stock with respect to which Options may be granted under this Plan may be made to an employee of the Company in any calendar year shall not exceed 100,000 shares (subject to adjustment for stock splits, reverse stock splits, stock dividends and stock combinations, and the like).

11. EFFECTIVE DATE OF PLAN.

    The Plan became effective on the Effective Date. This amendment and restatement of the Plan is effective as of September 8, 1999, subject to ratification and approval by the Board no later than the first Board meeting held after September 8, 1999, provided such ratification and approval is in accordance with the provisions of its Certificate of Incorporation and By-laws and the terms of this Plan.

12. EXPIRATION AND TERMINATION OF THE PLAN.

    Except with respect to Options then outstanding, the Plan shall expire on the date (the "Expiration Date") which is the first to occur of (i) the later of (a) the tenth anniversary of the Effective Date and (b) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company and (ii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate. Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

13. AMENDMENT OF PLAN.

    The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect; PROVIDED, HOWEVER, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under Section 16(b) of the 1934 Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

14. CAPTIONS.

    The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

15. DISQUALIFYING DISPOSITIONS.

    If Optioned Shares acquired by exercise of an ISO granted under the Plan are disposed of within two years following the date of grant of the ISO or one year following the transfer of the Optioned Shares to the Optionee (a "Disqualifying Disposition"), the holder of the Optioned Shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

16. WITHHOLDING TAXES.

    Whenever under the Plan shares of Common Stock are to be delivered to an Optionee upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local withholding taxes and employment taxes.

17. OTHER PROVISIONS.

    Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

18. NUMBER AND GENDER.

    With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

19. GOVERNING LAW.

    The validity and construction of the Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.